MICRO BIO-MEDICS, INC. AND SUBSIDIARIES
                                    FORM 10-Q
                                  MAY 31, 1996
                                   (UNAUDITED)
                     ---------------------------------------


Exhibit 11

     Computation of Earnings per Common and Common Equivalent Share

                                       Six Months Ended           Three Months Ended
                                            May 31,                     May 31,
                                  -------------------------    -------------------------
                                      1996         1995            1996         1995
                                  -----------   -----------    -----------   -----------
Earnings

Income (loss) before cumulative
  effect of accounting change     $   454,191   $  (221,512)   $   366,275   $     1,166

Modified Treasury Stock Method

Incremental income                     59,709                       14,779
                                  -----------   -----------    -----------   -----------
Adjusted (loss) income before
cumulative effect of
accounting change                 $   513,900   $  (221,512)   $   380,054   $     1,166
                                  ===========   ===========    ===========   ===========
Shares

Weighted average number of
  common shares outstanding         4,116,592     3,622,067      4,213,002     3,641,895

Additional shares assuming
conversion of stock options
and warrants utilizing the
modified treasury stock
method                              1,449,190                    1,419,538
                                  -----------   -----------    -----------   -----------
Number of common and common
  equivalent shares                 5,565,792     3,622,067      5,632,540     3,641,895
                                  ===========   ===========    ===========   ===========
Earnings (loss) per common
  and common equivalent share     $       .09   $      (.06)   $       .07   $       .00
                                  ===========   ===========    ===========   ===========





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